EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion of our reports, dated February 17, 2006, with respect to the financial statements of EagleRock Capital Partners (QP) LP, and EagleRock Master Fund LP as of December 31, 2005 and 2004 and for the years ended December 2005, 2004 and 2003, respectively, included as item 15(c)(3) in Leucadia National Corporation's Form 10-K/A and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form
S-8 and S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8 (No. 33-61718),
Form S-8 (No. 333-51494), and Form S-3 (No. 333-118102).



/s/ BDO Seidman, LLP

New York, New York

March 23, 2006